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AMENDMENT TO LEASE

(Heritage Health Center Facility)

     This First Amendment to Lease ("Amendment") is dated as of March 29, 1996 by and between HEALTH CARE PROPERTY INVESTORS, INC. , a Maryland corporation ("Lessor") and EMERITUS CORPORATION, a Washington corporation ("Lessee").


RECITALS

     A. Lessor and Lessee entered into that
certain Lease (Heritage Health Center Facility) dated as of January 26, 1996 (the "Lease") for a facility located in Hendersonville, North
Carolina.

     B. Lessor and Lessee desire to memorialize their understanding with respect to, and to amend, certain provisions of the Lease.


AGREEMENT

     Capitalized terms not otherwise defined
herein shall have the meaning ascribed to them in the Lease. Lessor and Lessee hereby agree as follows:

     1. The Commencement Date of the Lease is
February 1, 1996;

     2. The Fixed Term of the Lease shall end on January 31, 2011;

     3. The first Lease Year for the Lease
commences on February 1, 1996 and ends on January
31,1997;

     4. The first Quarter for which Additional
Rent shall be due shall be the Quarter beginning
February 1, 1998 and ending April 30, 1998; and

     5. The definition of "Lessor's Shared
Appreciation Amount" in the Lease is hereby amended to read in full as follows:

     "LESSOR'S SHARED APPRECIATION AMOUNT:
Lessor's and its Affiliates' share of the Appreciation Amount which shall be calculated as follows: (i) first, Lessor and its Affiliates shall be allocated the first dollars of the Appreciation Amount until such dollars together with all Minimum Rent and Additional Rent paid or payable to Lessor and its Affiliates in the aggregate under the Leases for the Seven
Properties to the Outside Closing Date yield
Lessor and its Affiliates an annual internal rate of return on the Minimum Repurchase Price of the Seven Properties in the aggregate equal to 12.70% and (ii) second, Lessor and its Affiliates shall be allocated one-half of any dollars remaining in the Appreciation Amount after subtracting the portion of the Appreciation Amount allocated to Lessor and its Affiliates in clause (i) above.

     Except as amended above, the Lease shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have
caused this Amendment to be executed as of the day and year first above written.

HEALTH CARE PROPERTY
EMERITUS CORPORATION, a
INVESTORS, INC., a Maryland
Washington corporation

corporation

By: /s/ Stephan Maulbetsch
By:  /s/ Raymond R. Brandstrom
       ---------------------------------
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Its:  Senior Vice President
Its:  President







































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